Exhibit 5.1

April 3, 2013

8x8, Inc.
2125 O'Nel Drive
San Jose, CA 95131

Registration Statement on Form S-3 of 8x8, Inc.

Ladies and Gentlemen:

We have acted as counsel to 8x8, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3, dated March 21, 2013, as amended by Amendment No. 1 to the Registration Statement on Form S-3, dated April 3, 2013 (the "Registration Statement"), of an indeterminate amount of the Company's securities having an aggregate public offering price of up to $250 million. Such securities include senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, "Debt Securities"), common stock, par value $0.001 per share ("Common Stock"), preferred stock, par value $0.001 per share ("Preferred Stock"), warrants to purchase Debt Securities, Common Stock, Preferred Stock or other securities ("Warrants"), two or more securities described in the Registration Statement offered in the form of a unit ("Units") and purchase contracts obligating the holders to purchase from the Company and the Company to sell to holders Debt Securities or shares of Common Stock or Preferred Stock ("Purchase Contracts" and, together with the Units, Warrants, Debt Securities, Common Stock and Preferred Stock, the "Securities").

The Debt Securities are to be issued pursuant to a senior indenture and/or a subordinated indenture, a form of which has been filed as an exhibit to the Registration Statement (the "Indenture") and is to be entered into, in each case, between the Company and a trustee (the "Trustee"). The Warrants, Debt Securities, Common Stock and Preferred Stock may be sold pursuant to an underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or an amendment to the Registration Statement. The Units are to be issued pursuant to a unit agreement (the "Unit Agreement") in a form to be filed as an exhibit to a report filed under the Exchange Act or an amendment to the Registration Statement. The Purchase Contracts are to be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") in a form to be filed as an exhibit to a report filed under the Exchange Act or an amendment to the Registration Statement. The Debt Securities are to be issued in forms to be filed as exhibits to a report filed under the Exchange Act or an amendment to the Registration Statement. Each indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities by a supplemental indenture or other appropriate action of the Company creating such series.

8x8, Inc.
April 3, 2013

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have entirely relied upon written actions by the board of directors and such certificates of officers of the Company as we have deemed necessary, and have assumed, without independent inquiry, the accuracy of those certificates.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion.

We have assumed:

(i) the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document;

(ii) that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and

(iii) that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

This opinion is limited solely to the Delaware General Corporation Law and applicable provisions of the Delaware Constitution, as applied by courts located in Delaware (collectively, the "Law") and the reported judicial decisions interpreting the Law and solely with respect to the Debt Securities, the internal, substantive laws of the state of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern such transactions.

Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

(a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws generally affecting the rights of creditors or secured parties;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions, which may be limited on public policy grounds;

8x8, Inc.
April 3, 2013

(c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(d) we express no opinion with respect to the enforceability of:

(i) consents to, or restrictions upon, judicial relief or jurisdiction or venue;

(ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;

(iii) waivers of broadly or vaguely stated rights; and

(iv) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

Based on such examination and subject to the foregoing, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when (a) the Trustee is qualified to act as Trustee under any Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the applicable Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture, and the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture;

2. With respect to any particular series of shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Law (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein

8x8, Inc.
April 3, 2013

or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3. With respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable;

4. With respect to the Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and any applicable warrant agent, then the Warrants will be validly issued, fully paid and nonassessable;

5. With respect to Units, when (a) the Board has taken all necessary corporate action to approve the form and terms of the Unit Agreement (including a form of certificate evidencing the Units), the issuance of the Units and related matters; (b) the Units are duly executed, issued and delivered against payment therefor in the manner provided for in the Unit Agreement; and (c) the Units and the securities underlying the Units have been reserved for issuance in accordance with the terms of the Unit Agreement by all appropriate corporate action, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

6. When (a) the Board has taken all necessary corporate action to approve the form and terms of the Purchase Contract Agreement (including a form of certificate evidencing the Purchase Contracts), the issuance of the Purchase Contracts and related matters; (b) the Purchase Contracts are duly executed, issued and delivered against payment therefor in the manner provided for in the Purchase Contract Agreement; and (c) the securities being purchased pursuant to the Purchase Contracts have been reserved for issuance in accordance with the terms of the Purchase Contracts by all appropriate corporate action, then such Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8x8, Inc.
April 3, 2013

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any further registration statement to be filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities, and to the reference to this firm under the heading "Legal Matters" in any prospectus constituting a part of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ BINGHAM McCUTCHEN LLP

BINGHAM McCUTCHEN LLP